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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in each Registration Statement of CLARCOR Inc. on Form S-8 (file numbers 33-5456, 33-38590, 33-39374, 33-53763 and 33-53899) and on Form S-4 (registration number 333-19735) of our reports dated January 3, 1997, on our audits of the consolidated financial statements of CLARCOR Inc. and Subsidiaries as of November 30, 1996 and 1995 and for the years ended November 30, 1996, 1995 and 1994, and the financial statement schedule for the years ended November 30, 1996, 1995, and 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                         COOPERS & LYBRAND L.L.P.

Chicago, Illinois
February 19, 1997